As filed with the Securities and Exchange Commission on October 2, 2023
Registration Statement No. 333-257950
Registration Statement No. 333-253047

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-257950
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-253047
ON FORMS S-3
UNDER
THE SECURITIES ACT OF 1933

NORTHWESTERN CORPORATION
d/b/a
NORTHWESTERN ENERGY
(Exact name of registrant as specified in its charter)

Delaware			46-0172280
(State or other jurisdiction of incorporation or organization)			(I.R.S. Employer Identification No.)

3010 W. 69th Street	Sioux Falls	South Dakota	57108	(605) 978-2900
(Address of principal executive offices)			(Zip Code)	(Telephone Number)
Shannon M. Heim
Vice President and General Counsel
NorthWestern Corporation
3010 W. 69th Street
Sioux Falls, South Dakota 57108
(Name and address of agent for service)
(605) 978-2900
(Telephone number, including area code, of agent for service)

with copies to:
Robert Joseph, Esq.
Husch Blackwell LLP
120 S Riverside Plaza, Suite 2200
Chicago, IL 60606
Tel: 312.526.1536

Approximate date of commencement of proposed sale to the public: Not applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE
Deregistration of Securities
NorthWestern Corporation (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statements on Form S-3 listed below (collectively, the “Prior Registration Statements”) because the Registrant is no longer issuing securities pursuant to the registration statements noted on the cover page of this Post-Effective Amendment and to deregister all securities of the Registrant that had been registered for issuance pursuant to the Prior Registration Statements that remain unsold under such Prior Registration Statements:
1.File Number 333-257950 filed on July 16, 2021.
2.File Number 333-253047 filed on February 12, 2021.
On October 2, 2023, the Registrant implemented a holding company reorganization (the “Merger”) pursuant to the Agreement and Plan of Merger, dated as of October 2, 2023, by and among the Registrant, NorthWestern Energy Group, Inc., a Delaware corporation (“New NWE”), and NorthWestern Energy Merger Company, a Delaware corporation (“Merger Sub”), which resulted in New NWE owning all of the outstanding capital stock of the Registrant. Pursuant to the Merger, Merger Sub, a direct, wholly-owned subsidiary of New NWE and an indirect, wholly-owned subsidiary of the Registrant, merged with and into the Registrant, with the Registrant surviving as a direct, wholly-owned subsidiary of New NWE.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Helena, State of Montana, on October 2, 2023.

NorthWestern Corporation

By:	/s/ Shannon M. Heim
Shannon M. Heim
Vice President and General Counsel
Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Prior Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.